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Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-185135) of Five Star Quality Care, Inc., and

  (2)
  Registration Statement (Form S-8 No. 333-161186) pertaining to the 2001 Stock Option and Stock Incentive Plan of Five Star Quality Care, Inc.;

of our report dated September 17, 2014 with respect to the consolidated financial statements of Five Star Quality Care, Inc. and our report dated September 17, 2014 with respect to the effectiveness of internal control over financial reporting of Five Star Quality Care, Inc. included in this Form 10-K for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 17, 2014

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  Exhibit 23.1
Consent Of Independent Registered Public Accounting Firm